EXHIBIT 5



                  [Letterhead of Stevens & Lee]


                          August 24, 2001






Board of Directors
First Leesport Bancorp, Inc.
1240 Broadcasting Road
Wyomissing, Pennsylvania  19610

Re:  Registration Statement on Form S-2
     First Leesport Bancorp, Inc.

Ladies and Gentlemen:

     In connection with the proposed rights offering of up to 1,000,000 shares of common stock, $5.00 par value (the "Common Stock"), by First Leesport Bancorp, Inc., (the "Company"), covered by the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to such Common Stock, we, as counsel to the Company, have reviewed:

     (1)  the Articles of Incorporation of the Company;

     (2)  the Bylaws of the Company;

     (3) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement;

     (4) a subsistence certificate with respect to the Company issued by the Secretary of the Commonwealth of Pennsylvania;

     (5)  the Registration Statement; and

     (6) copies of the certificates representing shares of the Common Stock.

     Based upon our review of the foregoing, it is our opinion that:

     (a) the Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly subsisting under the laws of such Commonwealth; and

     (b) the Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ STEVENS & LEE